Exhibit 99

VF Corporation Reports Second Quarter Fiscal 2024 Results and Announces Reinvent, a Comprehensive Transformation Program

DENVER--(BUSINESS WIRE)--October 30, 2023--VF Corporation (NYSE: VFC) today reported financial results for its second quarter (Q2'FY24) ended September 30, 2023, and announced a transformation program and quarterly per share dividend of $0.09, a 70% decrease from the previous quarter’s dividend. As the company implements the initiatives associated with Project Reinvent, it is withdrawing its FY24 revenue and earnings outlook and updating its FY24 free cash flow guidance.

Q2'FY24 Financial Highlights

  Revenue down 2% (down 4% in constant dollars) to $3.0 billion
  Loss per share $(1.16) versus Q2'FY23 loss per share $(0.31), impacted by the additional tax expense booked as a result of the Timberland tax case ruling; adjusted earnings per share $0.63 versus Q2'FY23 adjusted earnings per share $0.73

Bracken Darrell, President and CEO, said: "In my first 100 days, as I have spent time with our brands, teams, and customers around the world, I have developed even stronger conviction in the company's significant potential, which is far greater than what we are delivering today. Our transformation plan, Reinvent, will improve our brand-building and execution while addressing with urgency our top priorities of improving North America, accelerating the Vans turnaround, significantly reducing our fixed costs and reducing leverage. We are excited about the long term, starting with these first major steps toward improving our near-term performance, positioning us to return to growth and generate shareholder value.”

Q2'FY24 Operating Highlights

  The North Face® delivered another quarter of double-digit revenue growth, up 19% (up 17% in constant dollars), benefiting from on-time deliveries, which negatively impacted the prior year period due to supply chain disruption
  Vans® down 21% (down 23% in constant dollars)
  Wholesale down 1% (down 3% in constant dollars), primarily driven by the Americas, down 11%
  Direct-to-Consumer (DTC) down 3% (down 5% in constant dollars) and up 10% excluding Vans® (up 9% in constant dollars)
  Americas down 11% and down 3% excluding Vans®
  International business up 10% (up 5% in constant dollars)
    Greater China up 8% (up 14% in constant dollars), with the APAC region up 2% (up 6% in constant dollars)
    EMEA revenue up 14% (up 6% in constant dollars), reflecting growth across all channels

Reinvent

The company introduces Reinvent, a transformation program to enhance focus on brand-building and to improve operating performance and to allow us to achieve our full potential. Our first announced steps in this transformation cover four key priorities: Improve North America results, Deliver the Vans turnaround, Reduce costs, Strengthen the balance sheet.

  Establish global commercial organization, inclusive of an Americas region: Change the operating model with the establishment of a global commercial structure. This includes the creation of an Americas regional platform, modeled on the company's successful operations in EMEA and APAC. With this change, Martino Scabbia Guerrini has been promoted to the newly created role of Chief Commercial Officer, with responsibility for go-to-market execution globally.
  Sharpen brand presidents' focus on sustainable growth: A direct consequence and intent of the operating model change, which is particularly critical at this stage for the Vans brand, enables brand presidents to direct greater focus and attention to long-term brand-building, product innovation and growth strategies.
  Appoint new Vans president: Kevin Bailey will be stepping down from the position of Global Brand President, Vans. Kevin will remain on the Executive Leadership Team reporting to Bracken Darrell, and will transition to lead Reinvent, the company's business transformation plan, and the project teams driving the work. An external search is underway for a new brand president for Vans and in the interim, Bracken Darrell will take a more active role in leading the brand and delivering its turnaround strategies.
  Optimize cost structure to improve operating efficiency and profitability: Implement a large-scale cost reduction program, which we expect to deliver $300 million in fixed cost savings, by removing spend in non-strategic areas of the business, and simplifying and right-sizing our structure.
  Reduce debt and leverage: In addition to improving operating performance, VF is committed to deleveraging the balance sheet. The reduction in dividend announced today is one of the steps towards this objective.

FY24 Outlook

  The company withdraws its previous FY24 revenue and earnings guidance and updates its free cash flow projection:
    Free cash flow for FY24 is expected to be approximately $600 million compared to the previous guidance of approximately $900 million
  The following factors are now assumed to significantly impact revenue and profit negatively in 2H'FY24
    Vans' performance is not anticipated to improve in 2H'FY24
    A more difficult US wholesale environment
  Reinvent will likely result in charges including cash and non-cash items

Matt Puckett, CFO, said: “Despite pockets of continued strong performance throughout the first half and solid profit margins in the second quarter, it's not enough and we are not making sufficient progress at Vans or in the US. Our transformation plan, Reinvent, directly addresses these areas in particular and importantly, commits to lowering our cost structure by $300 million. Through this effort and our ongoing evaluation of all aspects of our business, we remain laser-focused on cash generation and debt reduction, with the intent to return to growth, drive higher ROIC and reduce leverage."

Summary Revenue Information (Unaudited)
	Three Months Ended September				Six Months Ended September
(Dollars in millions)	2023	2022	% Change	% Change (constant currency)	2023	2022	% Change	% Change (constant currency)
Brand:
Vans®	$748.8	$952.1	(21)%	(23)%	$1,486.3	$1,899.0	(22)%	(23)%
The North Face®	1,128.8	950.8	19%	17%	1,667.0	1,431.9	16%	15%
Timberland®	488.6	524.2	(7)%	(10)%	742.5	793.6	(6)%	(8)%
Dickies®	171.4	186.4	(8)%	(9)%	308.1	356.8	(14)%	(14)%
Other Brands	496.6	467.1	6%	4%	916.7	860.9	6%	5%
VF Revenue	$3,034.2	$3,080.6	(2)%	(4)%	$5,120.6	$5,342.2	(4)%	(5)%

Region:
Americas	$1,568.5	$1,754.1	(11)%	(11)%	$2,752.3	$3,139.2	(12)%	(13)%
EMEA	1,062.0	932.4	14%	6%	1,646.4	1,527.0	8%	3%
APAC	403.7	394.0	2%	6%	721.9	676.0	7%	11%
VF Revenue	$3,034.2	$3,080.6	(2)%	(4)%	$5,120.6	$5,342.2	(4)%	(5)%
International	$1,656.7	$1,511.4	10%	5%	$2,683.4	$2,503.4	7%	5%

Channel:
DTC	$1,111.6	$1,146.1	(3)%	(5)%	$2,085.2	$2,145.2	(3)%	(3)%
Wholesale (a)	1,922.7	1,934.5	(1)%	(3)%	3,035.4	3,197.0	(5)%	(7)%
VF Revenue	$3,034.2	$3,080.6	(2)%	(4)%	$5,120.6	$5,342.2	(4)%	(5)%

All references to the periods ended September 2023 relate to the 13-week and 26-week fiscal periods ended September 30, 2023 and all references to the periods ended September 2022 relate to the 13-week and 26-week fiscal periods ended October 1, 2022.

Note: Amounts may not sum due to rounding
(a) Royalty revenues are included in the wholesale channel for all periods.

Q2'FY24 Income Statement Review

●	Revenue $3.0 billion, down 2% (down 4% in constant currency) with the big four brands down 3% (down 5% in constant currency) and the balance of the portfolio up 6% (up 4% in constant currency)
	º	The North Face® revenue $1.1 billion, up 19% (up 17% in constant currency)
	º	Vans® revenue $0.7 billion, down 21% (down 23% in constant currency)
●	Gross margin 51.3%, down 10 basis points; Adjusted gross margin 51.3%, down 20 basis points due primarily to unfavorable rate
º
Adjusted gross margin headwinds of 50 basis points of unfavorable rate impact, partially offset by tailwinds of 20 basis points from favorable mix and 10 basis points of foreign currency exchange rate benefits

●	Operating margin 12.0%, up 1,490 basis points; adjusted operating margin 12.0%, down 30 basis points
º
Adjusted operating margin contraction driven by 30 basis points of unfavorable constant currency gross margin impact and 30 basis points of deleverage, partially offset by 30 basis points of foreign currency exchange rate benefits

●
Loss per share $(1.16) versus Q2'FY23 loss per share $(0.31), impacted by the additional tax expense booked as a result of the Timberland tax case ruling; adjusted earnings per share $0.63 versus Q2'FY23 adjusted earnings per share $0.73

Balance Sheet Highlights

  Inventories decreased by $269 million during Q2’FY24, down 10% relative to last year; inventory composition remains mostly core and excess replenishment inventory

Shareholder Returns

  Return of $117 million to shareholders through cash dividends in Q2'FY24
  VF’s Board of Directors declared a quarterly dividend of $0.09 per share, reflecting a 70% decrease from the previous quarter's dividend. This dividend will be payable on December 20, 2023, to shareholders of record at the close of business on December 11, 2023. Subject to approval by its Board of Directors, VF intends to continue to pay quarterly dividends.

Webcast Information

VF will host its second quarter fiscal 2024 conference call beginning at 4:30 p.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Financial Presentation Disclosure

All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “adjusted” amounts, a term that is described under the heading below “Adjusted Amounts - Excluding Transaction and Deal Related Activities and Tax Items.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Adjusted Amounts - Excluding Transaction and Deal Related Activities and Tax Items

The adjusted amounts in this release exclude transaction and deal related activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands. Total transaction and deal related activities include costs of approximately $1 million in the first six months of fiscal 2024.

The adjusted amounts in this release exclude the impact to tax expense resulting from the decision by the U.S. Court of Appeals for the First Circuit on September 8, 2023 that upheld the U.S. Tax Court’s decision in favor of the Internal Revenue Service regarding the timing of income inclusion associated with VF’s acquisition of The Timberland Company in September 2011. The adjusted amounts also exclude the impact to tax expense resulting from the decision by the General Court on September 20, 2023 that confirmed the decision of the European Union that Belgium’s excess profit tax regime amounted to illegal State aid. The net impact to tax expense was an increase of approximately $696 million, excluding the reversal of accrued interest income, in the second quarter and first six months of fiscal 2024, as a result of these two rulings.

Combined, the above items negatively impacted earnings per share by $1.79 during the second quarter and first six months of fiscal 2024. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company also provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel and footwear; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF's ability to maintain the image, health and equity of its brands; intense competition from online retailers and other direct-to-consumer business risks; third-party manufacturing and product innovation; increasing pressure on margins; VF’s ability to grow its international, direct-to-consumer and digital businesses; VF’s ability to find and amplify consumer tailwinds, build brands on multiple growth horizons and leverage platforms for speed to scale and efficiency; retail industry changes and challenges; VF’s ability to execute its transformation and other business strategies, including cost reduction and productivity initiatives and the update and maintenance of an agile and efficient operating model and organizational structure; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data or information security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; foreign currency fluctuations; stability of VF’s vendors’ manufacturing facilities and VF’s ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF’s ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment such as the impairment charges related to the Supreme® reporting unit goodwill and indefinite-lived trademark intangible asset; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio; business resiliency in response to natural or man-made economic, public health, political or environmental disruptions; changes in tax laws and additional tax liabilities, including for the timing of income inclusion associated with our acquisition of the Timberland® brand in 2011; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Ukraine and the Middle East; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF's ability to execute on its sustainability strategy and achieve its sustainability related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; and tax risks associated with the spin-off of our Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

VF CORPORATION Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)

	Three Months Ended September		Six Months Ended September
	2023	2022	2023	2022
Net revenues	$3,034,239	$3,080,600	$5,120,575	$5,342,195
Costs and operating expenses
Cost of goods sold	1,479,028	1,498,177	2,464,297	2,541,159
Selling, general and administrative expenses	1,192,284	1,251,320	2,302,343	2,406,571
Impairment of goodwill and intangible assets	—	421,922	—	421,922
Total costs and operating expenses	2,671,312	3,171,419	4,766,640	5,369,652
Operating income (loss)	362,927	(90,819)	353,935	(27,457)
Interest expense, net	(55,644)	(33,903)	(105,363)	(65,165)
Other income (expense), net	(3,510)	(9,280)	(7,077)	(103,994)
Income (loss) before income taxes	303,773	(134,002)	241,495	(196,616)
Income tax expense (benefit)	754,470	(15,570)	749,617	(22,224)
Net loss	$(450,697)	$(118,432)	$(508,122)	$(174,392)
Net loss per common share (a)
Basic	$(1.16)	$(0.31)	$(1.31)	$(0.45)
Diluted	$(1.16)	$(0.31)	$(1.31)	$(0.45)
Weighted average shares outstanding
Basic	388,338	387,688	388,249	387,625
Diluted	388,338	387,688	388,249	387,625
Cash dividends per common share	$0.30	$0.50	$0.60	$1.00

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to periods ended September 2023 relate to the 13-week and 26-week fiscal periods ended September 30, 2023 and all references to periods ended September 2022 relate to the 13-week and 26-week fiscal periods ended October 1, 2022. References to March 2023 relate to information as of April 1, 2023.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION Condensed Consolidated Balance Sheets (Unaudited) (In thousands)

	September	March	September
	2023	2023	2022
ASSETS
Current assets
Cash and equivalents	$498,912	$814,887	$552,811
Accounts receivable, net	1,889,804	1,610,295	1,834,598
Inventories	2,481,051	2,292,790	2,749,894
Other current assets	373,795	434,737	550,940
Total current assets	5,243,562	5,152,709	5,688,243
Property, plant and equipment, net	916,571	942,440	984,115
Goodwill and intangible assets, net	4,592,015	4,621,234	4,878,722
Operating lease right-of-use assets	1,307,643	1,372,182	1,217,172
Other assets	1,082,561	1,901,923	1,015,890
Total assets	$13,142,352	$13,990,488	$13,784,142
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$1,023,276	$11,491	$1,692,745
Current portion of long-term debt	966	924,305	832,136
Accounts payable	992,911	936,319	1,022,408
Accrued liabilities	1,527,680	1,673,651	1,798,702
Total current liabilities	3,544,833	3,545,766	5,345,991
Long-term debt	5,656,725	5,711,014	3,526,101
Operating lease liabilities	1,121,658	1,171,941	1,022,451
Other liabilities	609,091	651,054	803,963
Total liabilities	10,932,307	11,079,775	10,698,506
Stockholders' equity	2,210,045	2,910,713	3,085,636
Total liabilities and stockholders' equity	$13,142,352	$13,990,488	$13,784,142

VF CORPORATION Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Six Months Ended September
	2023	2022
Operating activities
Net loss	$(508,122)	$(174,392)
Impairment of goodwill and intangible assets	—	421,922
Depreciation and amortization	142,701	130,623
Reduction in the carrying amount of right-of-use assets	190,423	185,880
Write-off of income tax receivables and interest	921,409	—
Other adjustments	(765,672)	(1,477,990)
Cash used by operating activities	(19,261)	(913,957)
Investing activities
Capital expenditures	(96,343)	(89,958)
Software purchases	(42,597)	(47,858)
Other, net	(10,791)	6,112
Cash used by investing activities	(149,731)	(131,704)
Financing activities
Contingent consideration payment	—	(56,976)
Net increase from short-term borrowings and long-term debt	109,663	855,955
Cash dividends paid	(233,172)	(388,284)
Proceeds from issuance of Common Stock, net of (payments) for tax withholdings	(2,392)	(1,931)
Cash provided (used) by financing activities	(125,901)	408,764
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(21,190)	(85,888)
Net change in cash, cash equivalents and restricted cash	(316,083)	(722,785)
Cash, cash equivalents and restricted cash – beginning of year	816,319	1,277,082
Cash, cash equivalents and restricted cash – end of period	$500,236	$554,297

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)

	Three Months Ended September		% Change	% Change Constant Currency (a)
	2023	2022
Segment revenues
Outdoor	$1,713,679	$1,555,328	10%	8%
Active	1,082,287	1,260,110	(14)%	(16)%
Work	238,273	265,162	(10)%	(11)%
Total segment revenues	$3,034,239	$3,080,600	(2)%	(4)%
Segment profit (loss)
Outdoor	$296,750	$260,439
Active	133,970	180,255
Work	8,515	39,500
Other (b)	—	(157)
Total segment profit	439,235	480,037
Impairment of goodwill and intangible assets	—	(421,922)
Corporate and other expenses	(79,818)	(158,214)
Interest expense, net	(55,644)	(33,903)
Income (loss) before income taxes	$303,773	$(134,002)

(a) Refer to constant currency definition on the following pages.
(b) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Other primarily includes sourcing activities related to transition services.

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)

	Six Months Ended September		% Change	% Change Constant Currency (a)
	2023	2022
Segment revenues
Outdoor	$2,543,376	$2,323,952	9%	8%
Active	2,148,296	2,514,055	(15)%	(16)%
Work	428,903	504,040	(15)%	(15)%
Other (b)	—	148	*	*
Total segment revenues	$5,120,575	$5,342,195	(4)%	(5)%
Segment profit (loss)
Outdoor	$253,089	$213,588
Active	257,752	394,286
Work	15,346	74,502
Other (b)	—	(382)
Total segment profit	526,187	681,994
Impairment of goodwill and intangible assets	—	(421,922)
Corporate and other expenses	(179,329)	(391,523)
Interest expense, net	(105,363)	(65,165)
Income (loss) before income taxes	$241,495	$(196,616)

(a) Refer to constant currency definition on the following pages.
(b) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Other primarily includes sourcing activities related to transition services.
* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)

	Three Months Ended September 2023
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$1,713,679	$(35,745)	$1,677,934
Active	1,082,287	(27,329)	1,054,958
Work	238,273	(1,456)	236,817
Total segment revenues	$3,034,239	$(64,530)	$2,969,709
Segment profit
Outdoor	$296,750	$(7,360)	$289,390
Active	133,970	(6,551)	127,419
Work	8,515	(627)	7,888
Total segment profit	439,235	(14,538)	424,697
Corporate and other expenses	(79,818)	42	(79,776)
Interest expense, net	(55,644)	—	(55,644)
Income before income taxes	$303,773	$(14,496)	$289,277
Diluted net loss per share growth	(280)%	(11)%	(291)%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)

	Six Months Ended September 2023
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$2,543,376	$(33,412)	$2,509,964
Active	2,148,296	(27,262)	2,121,034
Work	428,903	(304)	428,599
Total segment revenues	$5,120,575	$(60,978)	$5,059,597
Segment profit
Outdoor	$253,089	$(6,245)	$246,844
Active	257,752	(6,073)	251,679
Work	15,346	(558)	14,788
Total segment profit	526,187	(12,876)	513,311
Corporate and other expenses	(179,329)	(230)	(179,559)
Interest expense, net	(105,363)	—	(105,363)
Income before income taxes	$241,495	$(13,106)	$228,389
Diluted net loss per share growth	(191)%	(7)%	(198)%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2023

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended September 2023	As Reported under GAAP	Transaction and Deal Related Activities (a)	Tax Items (b)	Adjusted
Revenues	$3,034,239	$—	$—	$3,034,239

Gross profit	1,555,211	—	—	1,555,211
Percent	51.3%			51.3%

Operating income	362,927	328	—	363,255
Percent	12.0%			12.0%

Diluted earnings (loss) per share (c)	(1.16)	—	1.79	0.63

Six Months Ended September 2023	As Reported under GAAP	Transaction and Deal Related Activities (a)	Tax Items (b)	Adjusted
Revenues	$5,120,575	$—	$—	$5,120,575

Gross profit	2,656,278	—	—	2,656,278
Percent	51.9%			51.9%

Operating income	353,935	1,446	—	355,381
Percent	6.9%			6.9%

Diluted earnings (loss) per share (c)	(1.31)	—	1.79	0.49

(a) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $0.3 million and $1.4 million for the three and six months ended September 2023, respectively. The transaction and deal related activities resulted in a net tax benefit of $0.1 million and $0.4 million in the three and six months ended September 2023, respectively.

(b) Tax items include the impact to tax expense resulting from the decision by the U.S. Court of Appeals for the First Circuit on September 8, 2023 that upheld the U.S. Tax Court’s decision in favor of the Internal Revenue Service regarding the timing of income inclusion associated with VF’s acquisition of The Timberland Company in September 2011. The net impact to tax expense was an increase of approximately $670.3 million in the three and six months ended September 2023, excluding the reversal of accrued interest income, as a result of this decision. Tax items also include the impact to tax expense resulting from the decision by the General Court on September 20, 2023 that confirmed the decision of the European Union that Belgium’s excess profit tax regime amounted to illegal State aid. The net impact to tax expense was an increase of approximately $26.1 million in the three and six months ended September 2023, as a result of this ruling.

(c) Amounts shown in the table have been calculated using unrounded numbers. The GAAP diluted earnings per share was calculated using 388,338,000 and 388,249,000 weighted average common shares for the three and six months ended September 2023, respectively. The adjusted diluted earnings per share impacts were calculated using 389,487,000 and 389,181,000 weighted average common shares for the three and six months ended September 2023, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related activities and certain tax items. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2022

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended September 2022	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Impairment and Pension Settlement Charge (c)	Adjusted
Revenues	$3,080,600	$—	$—	$—	$3,080,600

Gross profit	1,582,423	—	3,283	—	1,585,706
Percent	51.4%				51.5%

Operating income (loss)	(90,819)	—	47,644	421,922	378,747
Percent	(2.9)%				12.3%

Diluted earnings (loss) per share (d)	(0.31)	—	0.10	0.94	0.73

Six Months Ended September 2022	As Reported under GAAP	Transaction and Deal Related Activities(a)	Specified Strategic Business Decisions (b)	Impairment and Pension Settlement Charge (c)	Adjusted
Revenues	$5,342,195	$—	$—	$—	$5,342,195

Gross profit	2,801,036	—	8,364	—	2,809,400
Percent	52.4%				52.6%

Operating income (loss)	(27,457)	331	61,422	421,922	456,218
Percent	(0.5)%				8.5%

Diluted earnings (loss) per share (d)	(0.45)	—	0.13	1.14	0.81

(a) Transaction and deal related activities reflect activities associated with the acquisition of Supreme Holdings, Inc. and include integration costs of $0.3 million for the six months ended September 2022. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the six months ended September 2022.

(b) Specified strategic business decisions include costs related to VF's business model transformation of $45.2 million and $51.2 million during the three and six months ended September 2022, respectively, related primarily to Corporate actions and resulting restructuring costs. Specified strategic business decisions also include costs related to a transformation initiative for our Asia-Pacific regional operations of $2.4 million and $10.2 million in the three and six months ended September 2022, respectively. The specified strategic business decisions resulted in a net tax benefit of $10.1 million and $12.3 million in the three and six months ended September 2022, respectively.

(c) VF recognized noncash impairment charges related to the Supreme reporting unit goodwill and indefinite-lived trademark intangible asset of $421.9 million during the three and six months ended September 2022. The impairment charges were driven by non-operating factors including higher interest rates and foreign currency fluctuations.

A noncash pension settlement charge of $91.8 million was recorded in the Other income (expense), net line item during the six months ended September 2022. The pension settlement charge resulted from the purchase of a group annuity contract, which was an action taken to streamline administration, manage financial risk associated with pension plans, and to transfer a portion of the liability associated with VF's U.S. pension plan to an insurance company.

The impairment and pension settlement charges resulted in a net tax benefit of $58.6 million and $72.4 million in the three and six months ended September 2022, respectively.

(d) Amounts shown in the table have been calculated using unrounded numbers. The GAAP diluted earnings per share was calculated using 387,688,000 and 387,625,000 weighted average common shares for the three and six months ended September 2022, respectively. The adjusted diluted earnings per share impacts were calculated using 388,483,000 and 388,439,000 weighted average common shares for the three and six months ended September 2022, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related activities, activity related to specified strategic business decisions, impairment and a pension settlement charge. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION Supplemental Financial Information Top 4 Brand Revenue Information (Unaudited)

	Three Months Ended September 2023				Six Months Ended September 2023
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
Vans®
% change	(25)%	(6)%	(33)%	(21)%	(26)%	(11)%	(20)%	(22)%
% change constant currency*	(26)%	(12)%	(31)%	(23)%	(26)%	(15)%	(17)%	(23)%
The North Face®
% change	3%	38%	37%	19%	5%	26%	41%	16%
% change constant currency*	3%	29%	43%	17%	5%	19%	47%	15%
Timberland®
% change	(22)%	10%	6%	(7)%	(22)%	9%	12%	(6)%
% change constant currency*	(23)%	2%	11%	(10)%	(22)%	3%	16%	(8)%
Dickies®
% change	(7)%	35%	(44)%	(8)%	(16)%	28%	(35)%	(14)%
% change constant currency*	(7)%	25%	(43)%	(9)%	(16)%	21%	(32)%	(14)%
*Refer to constant currency definition on previous pages.

VF CORPORATION Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited)

	Three Months Ended September 2023
	% Change	% Change Constant Currency*
Geographic Revenue Growth
Americas	(11)%	(11)%
EMEA	14%	6%
APAC	2%	6%
Greater China	8%	14%
International	10%	5%
Global	(2)%	(4)%

	Six Months Ended September 2023
	% Change	% Change Constant Currency*
Geographic Revenue Growth
Americas	(12)%	(13)%
EMEA	8%	3%
APAC	7%	11%
Greater China	14%	20%
International	7%	5%
Global	(4)%	(5)%

	Three Months Ended September 2023
	% Change	% Change Constant Currency*
Channel Revenue Growth
Wholesale (a)	(1)%	(3)%
Direct-to-consumer	(3)%	(5)%
Digital	(3)%	(5)%

	Six Months Ended September 2023
	% Change	% Change Constant Currency*
Channel Revenue Growth
Wholesale (a)	(5)%	(7)%
Direct-to-consumer	(3)%	(3)%
Digital	(4)%	(4)%

	As of September
	2023	2022
DTC Store Count
Total	1,251	1,283

*Refer to constant currency definition on previous pages.
(a) Royalty revenues are included in the wholesale channel for all periods.

Contacts

Investor Contact:
Allegra Perry
ir@vfc.com

Media Contact:
Colin Wheeler
corporate_communications@vfc.com